                                                                       EXHIBIT 2

    A G R E E M E N T   A N D   P L A N   O F   R E O R G A N I Z A T I O N


        This Agreement ("Agreement") is made and entered into on September 10, 2001, by and among INNOFONE.COM INCORPORATED, a Nevada corporation, as buyer (the "Company"); DIGITAL MICRO DISTRIBUTION CANADA, INC., an Ontario corporation, as the acquired company ("DMD"); and the person executing this Agreement in his capacity as the sole shareholder of DMD (the "DMD Holder").

                                R E C I T A L S:

        A. The DMD Holder owns of record and beneficially the sole issued and outstanding share of capital stock of DMD (the "DMD Share");

        B. The DMD Holder desires to sell to the Company, and the Company desires to purchase from the DMD Holder, the DMD Share, on the terms and subject to the conditions of this Agreement; and

        C. The respective boards of directors of DMD and the Company have approved the execution of this Agreement and performance of the parties' respective obligations herein.

        NOW, THEREFORE, for and in consideration of the premises and the mutual promises and undertakings contained herein, and for other good and valuable consideration, and subject to the terms and conditions of this Agreement, the parties hereto agree as follows:

        1. THE EXCHANGE.

        1.1 Sale and Purchase of the DMD Share. On the terms and subject to conditions of this Agreement, at the Closing (defined below), the DMD Holder shall sell, transfer, assign, convey and deliver to the Company, free and clear of all adverse claims, security interests, liens, claims and encumbrances (other than restrictions under applicable securities laws or as expressly agreed to herein by the Company), and the Company shall purchase, accept and acquire all of the DMD Share from the DMD Holder, such purchase and sale being herein sometimes referred to as the "Exchange." The Company shall receive good and merchantable title to the DMD Share. It is intended among all the parties that the Exchange shall constitute a tax-free reorganization within the meaning of Sections 351 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended ("Code").

        1.2 Issuance of Exchange Shares. In full payment for the DMD Share, the Company shall ratably issue and deliver to the DMD Holder, an aggregate of 67,000,000 common shares of the Company, the terms, preferences and designations of which are set forth on EXHIBIT A to this Agreement (the "Exchange Shares"). The Exchange Shares, will, when issued, be validly issued, fully paid, and nonassessable; the sale, issuance and delivery of the Exchange Shares on the terms herein contemplated has been authorized by all requisite corporate action of the Company; and the Exchange Shares will not be subject to any preemptive rights, options or similar rights on the part of any shareholder or creditor of the Company or any other person.

        1.3 Restricted Status of Exchange Shares. The Exchange Shares have not been registered under the Securities Act of 1933, as amended ("Act"), in reliance upon exemptions from registration provided by Section 4(2) of the Act and Rule 506 under the Act and under the securities or blue sky laws of



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applicable states or any rules or regulations promulgated thereunder, on the grounds that the transactions contemplated in this Agreement do not involve any public offering. The Exchange Shares are "restricted securities" as that term is defined in Rule 144(a) of the General Rules and Regulations under the Act and must be held indefinitely, unless they are subsequently registered under the Act or an exemption from such registration requirements is available for their resale. The prior written consent of the Company will be necessary for any transfer of any or all of the Exchange Shares, unless the shares have been duly registered under the Act or the transfer is made in accordance with Rule 144 or other available exemption under the Act. Further, any and all certificates evidencing the Exchange Shares shall, unless and until removed in accordance with law, bear a restrictive legend substantially in the following form:

                "The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and are "restricted securities" as that term is defined in Rule 144 under the Act. These shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act."

        1.4 Closing. Subject to the conditions precedent set forth herein, the closing of all transactions herein contemplated ("Closing") shall take place at a place and time mutually agreed by DMD and the Company ("Closing Date"). This Agreement shall be effective and binding when signed by all parties.

        1.5 Resignation of Officers and Directors of the Company. At the Closing, the current officers and directors of the Company shall resign and the appropriate persons shall be elected as the directors and executive officers of the Company.

        1.6 Further Assurances. DMD and the DMD Holder agree to execute all documents and instruments and to take or to cause to be taken all actions which the Company deems necessary or appropriate to complete the transactions contemplated by this Agreement, whether before or after the Closing.

        2. OTHER AGREEMENTS OF THE PARTIES.

        2.1 Prohibited Recapitalizations. The parties acknowledge that, following the Closing, the DMD Holder when acting as a group will hold the majority of the Company's voting power. It is expressly agreed among the parties that during the two year period following the Closing (the "Period"), the Company shall not effect any "prohibited recapitalization," defined as any reverse split or combination of its common shares, or any reorganization, recapitalization or other action whatsoever which has the effect of changing the number of outstanding common shares of the Company into a smaller number of common shares, exceeding a ratio of one to fifteen (1:15). The term "prohibited recapitalization" does not include a merger, exchange, consolidation or similar transaction with an entity then unaffiliated with the Company or any DMD Holder.

        2.2 Excessive Compensation Prohibited. During the first twelve months of the Period, the DMD Holder shall not receive annual compensation from the Company in cash or cash equivalents or in any other form with a cash value exceeding US$100,000 in amount, including fees, salaries, bonuses, perquisites and the like, but excluding commissions, overrides and bonuses on sales generated by DMD Holder. The term "compensation" as used above shall expressly not include the issuance to the DMD Holder of additional shares of the Company's stock. The full board of directors may by unanimous vote award extra



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compensation to DMD Holder based on extraordinary effort or results benefiting the Company.

        2.3 The Company and DMD to Obtain Financial Statements. The Company and DMD each shall by September 30, 2001, provide financial statements, including a balance sheet as of July 31, 2001, and statements of cash flows, operations and changes in stockholders' or members' equity for the period from inception through July 31, 2001, together with all required footnotes and schedules, audited by certified public accountants who are members of the SEC Practice Section of the AICPA. Such statements shall be prepared in accordance with Item 310 of Regulation S-B of the Securities and Exchange Commission and with generally accepted accounting principles, applied on a consistent basis.

        3. CAPITALIZATION.

        3.1 The Company's Capitalization at Closing. Immediately prior to the Closing, the Company shall have issued and outstanding common stock and options to purchase its common stock (the "Standing Options") totaling in the aggregate not more than 33,000,000 shares of its common stock. Other than such shares and shares underlying the Standing Options, at the Closing the Company will not without the prior written consent of DMD had and received have issued or outstanding any other shares of common or preferred stock, nor any options or other rights to purchase its stock, nor any instrument convertible into or exchangeable for its stock. No shareholder of the Company will have any preemptive right or similar right to purchase the Exchange Shares or other stock of the Company.

        4. DMD's REPRESENTATIONS AND WARRANTIES. DMD hereby represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

                (a) Organization and Standing. DMD is a provincially chartered corporation duly organized, validly existing and in good standing under the laws of Canada, with all requisite power and authority to carry on the business in which it is engaged, to own the properties and assets it owns, and is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary.

                (b) Capitalization. Other than the DMD Share, no other shares of capital stock are authorized or have been issued. All of the one (1) issued and outstanding share of capital stock of DMD (the DMD Share) has been duly authorized, validly issued, and is fully paid and nonassessable. DMD does not have outstanding any option, warrant or similar instrument and is not a party to or bound by any agreement, instrument, arrangement, contract, obligation, commitment or understanding of any character, whether written or oral, express or implied, whereby DMD is bound to issue shares of its capital stock or any instrument or right convertible into or exchangeable for shares of its capital stock, nor relating to the sale, assignment, encumbrance, conveyance, transfer or delivery of any capital stock of DMD of any type or class. DMD has provided to the Company a shareholder list, which sets forth the names and addresses of the DMD Holder, which is the same as, reflected on the signature page hereto.

                (c) Litigation. There are no claims, actions, suits, proceedings or investigations pending or threatened against or affecting DMD or any of its properties or assets in any court or by or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or other



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instrumentality, domestic or foreign, or arbitration tribunal or other forum which, if determined adversely to DMD, would materially affect its business, prospects, properties or financial condition or DMD's right to conduct its business as being conducted or expected to be conducted, except as disclosed on
SCHEDULE 4(c). There are no judgments, decrees, injunctions, writs, orders or other mandates outstanding to which DMD is a party or by which it is bound or affected, except as disclosed on SCHEDULE 4(c). Copies of material pleadings of any matter disclosed on Schedule 4(c) shall accompany such schedule.

                (d) Estoppel. All statements made in this Agreement, or in any Exhibit or Schedule hereto, or in any document or certificate executed and delivered herewith, by DMD are true, correct and complete as of the date of this Agreement and will be so as of the Closing Date. All statements contained in any certificate made by any official of DMD and delivered to the Company shall be deemed representations and warranties of DMD.

                (e) Compliance with Laws and Permits. To the best of its knowledge, DMD has complied in all material respects with its articles of incorporation and bylaws (each as amended to date), all applicable laws, regulations and rules, all applicable orders, judgments, writs, decrees or injunctions of federal, state and municipal governments or any department, agency or other instrumentality thereof, domestic or foreign, applicable to its business or properties, and has not done or omitted to do any act or acts which singly or in the aggregate are in violation of any of the foregoing. To the best of its knowledge, DMD has obtained all federal, state and municipal licenses and permits necessary to its properties and operations, is not in violation of any such license or permit and has not received any notification that any revocation or limitation thereof is pending or threatened.

                (f) No Undisclosed Material Liabilities. DMD has not incurred any liabilities or obligations whatever (whether direct, indirect, accrued, contingent, absolute, secured or unsecured or otherwise) affecting or related to the Assets, including liabilities as guarantor or surety or otherwise for the obligations of others and tax liabilities due or to become due, except as described in SCHEDULE 4(f). There is no basis for any material claim against DMD's assets which involves an amount in excess of $50,000, except as disclosed in writing to the Company. DMD has no creditors whose prior consent might be required by law to the sale of the Assets.

                (g) Material Transactions and Adverse Changes. Except as has been disclosed in writing to the Company, DMD has not and as of the Closing Date will not have: (i) suffered any materially adverse change in its assets taken as a whole; (ii) suffered any damage or destruction in the nature of a casualty loss to any one or more of its assets, whether or not covered by insurance, which singly or in the aggregate are materially adverse to the properties or business of DMD; (iii) made any change in any method of accounting or accounting practice, including the revaluation of any of its assets; or (iv) agreed in writing or otherwise to take any action prohibited in this Section.

                (h) Taxes. All income, excise, unemployment, social security, occupational, franchise, ad valorem and other taxes, duties, assessments or charges levied, assessed or imposed upon DMD by any federal, state or municipal government or subdivision or instrumentality thereof have been duly paid or adequately provided for, and all required tax returns or reports concerning any such items have been duly filed. DMD has not waived any statute of limitations with respect to any tax liability whatever for any period prior to the date of this Agreement or agreed to any extension of time with respect to a tax



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assessment or liability. No consents have been filed by DMD pursuant to
Paragraph 341(f) of the Internal Revenue Code of 1986, as amended.

                (i) Contracts. Attached to this Agreement as SCHEDULE 4(i) is a listing of all material contracts to which DMD is a party. With respect to each such contract, except as disclosed in writing to the Company, DMD is not in default, the contract is legal, valid, binding, in full force and effect and enforceable in accordance with its terms, and the contract will continue after the Closing to be legal, valid, binding, in full force and effect in accordance with its terms. Contracts or commitments described in any other Schedule need not be disclosed in SCHEDULE 4(i).

                (j) Indebtedness to and from Affiliates. Except as disclosed on
SCHEDULE 4(j), DMD is not indebted to any officer, director, employee or shareholder thereof as of the date of this Agreement, and no money or property is owed to DMD by any officer, director, employee or shareholder thereof, and none will be owed as of the Closing Date.

                (k) Documents Genuine. All originals and/or copies of DMD's articles of incorporation and bylaws, each as amended to date, and all minutes of meetings and written consents in lieu of meetings of directors and shareholders of DMD, financial data, and any and all other documents, material, data, files, or information which have been or will be furnished to the Company, are and will be true, complete, correct and unmodified originals and/or copies of such documents, information, data, files or material.

                (l) Financial Statements and Records. DMD will provide to the Company copies of its financial statements back to inception, and all such statements shall fairly present the assets, liabilities and financial condition of DMD as of the respective dates thereof, and all shall have been prepared in conformity with generally accepted accounting principles, consistently applied during the periods covered. For purposes of this Agreement, such statements shall include all notes thereto. DMD also will furnish to the Company copies of its other books, accounts and records.

                (m) Employees and Salaries. DMD will provide to the Company a list of all its officers and employees, reflecting the job description and salary of each person.

                (n) Insurance. Attached hereto as SCHEDULE 4(n) is a list of all insurance policies of DMD presently in effect.

                (o) Authorization and Validity. The execution, delivery and performance by DMD of this Agreement and any other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by DMD and all necessary approvals of the shareholder(s) of DMD will have been obtained by the Closing Date. This Agreement and any other agreement contemplated hereby have been or will be as of the Closing Date duly executed and delivered by DMD and constitutes and will constitute legal, valid and binding obligations of DMD, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

                (p) Consents; Approvals; Conflict. Except for compliance with applicable federal and state securities laws, no consent, approval, authorization or order of any court or governmental agency or other body is



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required for the DMD Holder to consummate the Exchange. Neither the execution, delivery, consummation or performance of this Agreement shall conflict with, or constitute a breach of, and no prior approval is necessary by or under, DMD's articles of incorporation, bylaws or any note, mortgage, indenture, deed of trust, lease, obligation, or other agreement or instrument to which DMD is a party.

                (q) Intellectual Property. Attached to this Agreement as
SCHEDULE 5(q) is a description of all registered trademarks, trademarks, service marks, copyrights, trade names and licenses, owned or held by DMD or any shareholder or affiliate of DMD intended to be used in DMD's business, and applications pending therefor. Copies of each such right or application shall be furnished to the Company upon request. To its knowledge, DMD has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any patent, trademark, trade name, service mark or copyright belonging to any third person, and DMD has never received any charge, complaint, claim, demand or notice alleging any such interference, infringement or misappropriation. DMD owns or holds adequate licenses or other rights to use all patents, trademarks, trade names, service marks and copyrights used in its business as now conducted, and has received no notice of claim that any such use conflicts with, infringes upon or violates the rights of any third party in a manner which might have a materially adverse effect upon DMD.

                (r) Restrictive Covenants. Prior to the consummation of the Exchange, DMD shall conduct its business in the ordinary and usual course without unusual commitments and in compliance with all applicable laws, rules, and regulations. Furthermore, DMD will not, without the prior written consent of the Company, (i) make any changes in its capital structure, (ii) incur any liability or obligation other than current liabilities incurred in the ordinary and usual course of business, (iii) incur any material indebtedness for borrowed money, (iv) make any loans or advances other than in the ordinary and usual course of business, (v) declare or pay any dividend or make any other distribution with respect to its capital stock, (vi) issue, sell, or deliver or purchase or otherwise acquire for value any of its stock or other securities, or
(vii) mortgage, pledge, or subject to encumbrance any of its assets or properties or sell or transfer any of its assets or properties, except in the ordinary and usual course of business.

                (s) Disclaimer of Further Warranties; Etc. Except as expressly set forth in this Agreement and the Schedules and Exhibits hereto, the Company has made no other representation or warranty to DMD or the DMD Holder in connection with the Exchange. DMD's decision to enter into the Exchange is based upon its own independent judgment and investigation and not on any representations and warranties of the Company other than those expressly stated in this Agreement and in the Schedules and Exhibits hereto.

                (t) Environmental Matters.

                        (1) DMD has not (A) generated, used, transported, treated, stored, released or disposed of any hazardous substance in violation of any applicable laws; or (B) engaged in any generation, use, transportation, treatment, storage, release or disposal of any hazardous substance in connection with the conduct of its business or the use of any property or facility which has created or might reasonably be expected to create any liability under any applicable laws or which would require reporting to or notification of any governmental entity.



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                        (2) DMD has not (A) received notice that DMD or the DMD
Holder is a potentially responsible party for an environmental cleanup site or for corrective action under any applicable law; (B) submitted or been required to submit any environmental notice pursuant to any applicable law; (C) received any written request for information in connection with any environmental cleanup site; or (D) been required to undertake any prospective or remedial action or clean-up action of any kind at the request of any governmental entity, or at the request of any other person, relating to any applicable environmental law.

                        (3) The Business has been and is being conducted in material compliance with all applicable environmental laws.

        5. REPRESENTATIONS AND WARRANTIES OF THE DMD HOLDER. The DMD Holder represents and warrants to the Company that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

                (a) The DMD Holder owns of record and beneficially the DMD Share shown next to his name on the signature page to this Agreement; and his DMD Share is free and clear of all liens, claims, rights or other encumbrances whatever and of all options and similar rights of third persons; and no person has or will have any right in and to such share except as is created by force of any applicable law. No third party has or at Closing will have any right of first refusal, pre-emptive right, option or similar right to acquire the DMD Share except as disclosed to the Company in writing prior to the Closing.

                (b) The DMD Holder has the full right, power and legal capacity to enter into this Agreement and sell and deliver the DMD Share to the Company.

                (c) The DMD Holder represents and warrants that he is not now insolvent and will not be insolvent after selling and delivering the DMD Share to the Company on the terms of this Agreement, and in exchange for the DMD Share being sold hereby the DMD Holder is receiving new consideration at least equal to the full and fair value of the DMD Share being sold.

                (d) DMD and the DMD Holder understand and acknowledge that the Company is a public shell with no current operations, revenues or assets, that the Company does not have full-time or professional management, and that the officers and directors of the Company after the Closing will be the current officers and directors of DMD. Each DMD Holder recognizes that the Exchange Shares are speculative and involve a high degree of risk, and that the prospects and future success of the Company depend principally upon the DMD Holder and current DMD management.

                (e) The DMD Holder acknowledges and agrees that he or his representatives have been furnished with substantially the same kind of information regarding the Company and its business, assets, financial condition and plan of operation as would be contained in a registration statement and included prospectus prepared in connection with a public offering of the Exchange Shares. The DMD Holder further represents that he has had an opportunity to ask questions of and receive answers from the Company regarding the Company and its business, assets, results of operations, financial condition and plan of operation and the terms and conditions of the issuance of the Exchange Shares.



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                (f) In connection with the issuance and delivery of the Exchange
Shares, DMD Holder understands and acknowledges that the Exchange Shares have not been and will not be registered under the Act in reliance upon exemptions from registration provided by Section 4(2) of the Act and Rule 506 under the Act and under the securities or blue sky laws of any state or any rules or regulations promulgated thereunder, on the grounds that the transactions contemplated in this Agreement do not involve any public offering. The DMD
Holder is acquiring the Exchange Shares for his own account, and not for the account of any other person, and not for distribution, assignment or resale to others, or for pledge or hypothecation, and no other person has or is intended to have a direct or indirect ownership or contractual interest in the Exchange Shares except as may exist or arise by operation of law. The DMD Holder acknowledges that the Exchange Shares are "restricted securities" as that term is defined in Rule 144(a) of the General Rules and Regulations under the Act and understands that the Exchange Shares must be held indefinitely, unless they are subsequently registered under the Act or an exemption from such registration requirements is available for their resale. The DMD Holder understands and agrees that the prior written consent of the Company will be necessary for any transfer of the Exchange Shares, unless the shares have been duly registered under the Act or the transfer is made in accordance with Rule 144 or other available exemption under the Act. The DMD Holder further understands that every certificate issued by the Company evidencing Exchange Shares will bear a legend restricting transfer as provided in this Agreement.

                (g) The DMD Holder, alone or together with the DMD Holder's adviser(s), has such knowledge and experience in financial, tax and business matters as to enable DMD Holder to utilize the information made available by the Company, in connection with the Exchange and issuance of the Exchange Shares, to evaluate the merits and risks of acquiring the Exchange Shares and to make an informed investment decision with respect thereto.

                (h) All information which the DMD Holder has provided or will provide to the Company is or will be correct and complete as of the date furnished to the Company, and, if there should be any material change in such information prior to the Closing as to DMD Holder, will immediately provide the Company with such information.

                (i) DMD Holder was not solicited by the Company by any form of general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or made available over telephone lines by any information service, or any seminar or meeting whose attendees had been invited by any means of general solicitation or general advertising.

                (j) Except as expressly set forth in this Agreement and the Schedules and Exhibits hereto, the Company has not made any representation or warranty to the DMD Holder in connection with this Agreement. The DMD Holder's decision to enter into the Exchange is based upon his own independent judgment and investigation and not on any representations and warranties of the Company other than those expressly stated in this Agreement and in the Schedules and Exhibits hereto.

                (k) To the best of the knowledge of the DMD Holder, all of the representations and warranties of DMD set forth in this Agreement are accurate and true.



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        6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Unless specifically stated otherwise, the Company represents and warrants to the other parties that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date.

                (a) Organization and Good Standing. The Company is and on the Closing Date will be duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has no assets or liabilities and currently conducts no business in any state.

                (b) Authorized Capitalization. As provided in its Articles of Incorporation, the authorized capital stock of the Company consists of 105,000,000 shares, of which 100,000,000 shares, par value $.001 per share, are designated as common stock, and 5,000,000 shares, par value $.001 per share, are designated as preferred stock, none of which are issued or outstanding.

                (c) Outstanding Options, Warrants or Other Rights. Other than the Standing Options, the Company does not have outstanding any option, warrant or similar instrument and is not a party to or bound by any agreement, instrument, arrangement, contract, obligation, commitment or understanding of any character, whether written or oral, express or implied, whereby the Company is bound to issue shares of its capital stock or any instrument or right convertible into or exchangeable for shares of its capital stock, nor relating to the sale, assignment, encumbrance, conveyance, transfer or delivery of any capital stock of the Company of any type or class. The Company shall provide to DMD a list of all Holder of the Company's capital stock and of the Standing Options, the number of shares held by each or subject to option and the number of each certificate held, duly certified by the Secretary of the Company.

                (d) Subsidiaries. The Company has and immediately prior to the Closing will have no subsidiaries.

                (e) Documents Genuine. All originals and/or copies of the Company's articles of incorporation and bylaws, each as amended to date, and all minutes of meetings and written consents in lieu of meetings of shareholders, directors and committees of directors of the Company, financial data, and any and all other documents, material, data, files, or information which have been or will be furnished to DMD, are and will be true, complete, correct and unmodified originals and/or copies of such documents, information, data, files or material and will be the only such documents, information, data, files and material.

                (f) Litigation. Except as set forth in schedule "A," there are no claims, actions, suits, proceedings or investigations pending or threatened against or affecting the Company in any court or by or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or other instrumentality, domestic or foreign, or arbitration tribunal or other forum. There are no judgments, decrees, injunctions, writs, orders or other mandates outstanding to which the Company is a party or by which it is bound or affected. The following sets forth all outstanding claims against the Company and the manner in which same shall be discharged: Arnold & Porter, Berns& Berns, CCN Newswire, Desjardins Ducharme, Global Financial Press, Interwest Transfer Co., KPMG, Merrill Corp, Virtual Web Systems, Ronald Crowe, Larry Hunt, Richard Quinney; the foregoing have agreed that their respective claims shall be satisfied in full exclusively from the proceeds the Company receives as payment in certain bankruptcy proceedings in Canada. It is



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understood that the said proceeds in their entirety shall not be used for the general purposes of the Company save to satisfy the above noted claims.

                (g) Compensation Plans. Except as described below, the Company has not authorized and does not have in effect any stock option or stock purchase plan, dividend reinvestment plan or similar plan pursuant to which any person is entitled to acquire capital stock of the Company or any securities convertible into or exchangeable for its capital stock. The Company has delivered to DMD a copy of each plan described below. No shares will be awarded or issued pursuant to either such plan without the prior written authorization of DMD.

                        (i) The Company has in effect a 1997 Compensatory Stock Option Plan, covering 1,000,000 shares of the Company's common stock. No options have been granted or shares issued pursuant to this plan, and none will be granted or issued prior to Closing. No shares of the Company are required to be held in reserve under this plan.

                        (ii) The Company has in effect a 1997 Employee Stock Compensation Plan covering 1,500,000 of the Company's common shares, pursuant to which the Company may award shares of common stock to persons defined therein as employees. No shares have been awarded pursuant to such plan or will be awarded prior to Closing. No shares of the Company are required to be held in reserve under this plan.

                (h) Authorization and Validity. The execution, delivery and performance by the Company of this Agreement and any other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by the Company. This Agreement and any other agreement contemplated hereby have been or will be as of the Closing Date duly executed and delivered by the Company and constitute and will constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

                (i) Financial Statements. The Company will provide to DMD the Company's financial books and records such audited and unaudited financial statements of the Company, back to inception, as exist and as DMD requests. All such statements shall fairly present the assets, liabilities and financial condition of the Company as of the respective dates thereof, and all shall have been prepared in conformity with generally accepted accounting principles, consistently applied during the periods covered. For purposes of this Agreement, such statements shall include all notes thereto.

                (j) No Undisclosed Material Liabilities. The Company has not incurred any liabilities or obligations whatever (whether direct, indirect, accrued, contingent, absolute, secured or unsecured or otherwise), which singly or in the aggregate are material to it, except as disclosed in the Company's financial statements or otherwise disclosed in writing to DMD.

                (k) Taxes. All income, excise, unemployment, social security, occupational, franchise and other taxes, duties, assessments or charges levied, assessed or imposed upon the Company by the United States or by any state or municipal government or subdivision or instrumentality thereof have been duly paid or adequately provided for, and all required tax returns or reports concerning any such items have been duly filed or will be so filed.

                (l) Indebtedness to or from Affiliates. Except as set forth in
Section 6(f) hereinbefore, the Company is not and will not be indebted to any officer, director, employee or shareholder thereof as of the Closing Date. No money or property is owed to the Company by any officer, director, employee or shareholder thereof, and none will be owed as of the Closing.

                (m) Salaries. Except as set forth in Section 6(f) hereinbefore, no person currently receives a salary or other cash compensation from the Company, and no person will receive a salary or other cash compensation from the Company prior to Closing.

                (n) Insurance. The Company does not now have any insurance policy in effect and will not obtain any insurance policy prior to Closing.

                (o) Books, Records and Accounts. Except for the minute book and accounting and corporate records of the Company furnished to DMD, there are no other books, records or accounts of the Company. DMD shall have the right to review and obtain the records, books and accounts of the Company, all and sundry.

                (p) Estoppel. All statements made herein, or in any Exhibit or Schedule hereto, or in any document or certificate executed and delivered herewith by the Company are true, correct and complete as of the date of this Agreement and will be so as of the Closing. All statements contained in any certificate made by any officer or director of the Company and delivered to DMD shall be deemed representations and warranties of the Company.

                (q) Consents; Approvals; Conflict. No consent, approval, authorization or order of any court or governmental agency or other body is required for the Company to execute and perform its obligations under this Agreement. Neither the execution, delivery, consummation nor performance of this Agreement shall conflict with, constitute a breach of the Company's articles of incorporation and bylaws, as amended to date, or any note, mortgage, indenture, deed of trust or other agreement of instrument to which the Company is a party or by which it is bound nor, to the best of the Company's knowledge and belief, any existing law, rule, regulation, or any decree of any court or governmental department, agency, commission, board or bureau, domestic or foreign, having jurisdiction over the Company. The Company has timely, accurately, and completely filed all reports, statements and schedules required under applicable federal and state securities laws with the U.S. Securities and Exchange Commission and all governing securities authorities, if any.

                (r) Restrictive Covenants. Prior to the consummation of the proposed Exchange, the Company shall not engage in any business or activity other than attempting to consummate the Exchange and offer and sell the Units. Furthermore, the Company will not, without the prior written authorization of DMD, (i) make any changes in its capital structure, (ii) incur any liability or obligation other than current liabilities incurred in the ordinary and usual course, (iii) declare or pay any dividend or make any other distribution with respect to its capital stock, (iv) issue, sell, or deliver or purchase or otherwise acquire for value any of its stock or other securities, (v) make any investment of a capital nature, or (vi) enter into any contract, agreement, or other commitment which is material to the Company.

                (s) Disclaimer of Further Warranties; Etc. Except as expressly set forth in this Agreement and the Schedules and Exhibits hereto, neither DMD nor the DMD Holder has made any other representation or warranty to the Company in connection with the Exchange. The Company's decision to enter into the Exchange is based upon the Company's own independent judgment and investigation and not on any representations and warranties of DMD or the DMD Holder other than those expressly stated in this Agreement and in the Schedules and Exhibits hereto.

        8. CONDITIONS TO OBLIGATIONS OF THE PARTIES; DELIVERIES. All obligations of the parties under this Agreement are subject to the fulfillment, prior to the Closing, of all conditions precedent and to performance of all covenants and agreements and completion of all deliveries contemplated herein, unless specifically waived in writing by the party entitled to performance or to demand fulfillment of the covenant or delivery of the documents.

        8.1 Documents to be delivered to the Company. At the Closing, the following documents shall be delivered to the Company by DMD or the DMD Holder, as the case may be, which documents shall be reasonably satisfactory in form and content to the Company's counsel:

                (a) Certificates executed by the chief executive officer and the chief financial or accounting officer of DMD, dated as of the Closing Date, certifying that the representations and warranties of DMD, contained in this Agreement and the information set forth in all Schedules and Exhibits of DMD hereto are then true and correct and that DMD has complied with all agreements and conditions required by this Agreement and all related agreements to be performed or complied with by DMD.

                (b) A copy of the directors' resolution or the minutes of the meeting of the directors of DMD approving the execution and performance of this Agreement.

                (c) The certificate evidencing the DMD Share, indorsed on the reverse side for transfer or accompanied by a signed stock power in form reasonably satisfactory to the Company.

                (d) All completed Schedules, and all Exhibits called for in this Agreement.

        8.2 Documents to be delivered to DMD and the DMD Holder. At the Closing the following documents shall be delivered to DMD and the DMD Holder by the Company, which documents shall be reasonably satisfactory in form and content to DMD's counsel:

                (a) To the DMD Holder, a stock certificate evidencing the Exchange Shares.

                (b) To DMD, a certificate executed by the Company dated as of the Closing Date, certifying that the representations and warranties of the Company contained in this Agreement and the information set forth in all Schedules and Exhibits of the Company are then true and correct and that the Company has complied with all agreements and conditions required by this Agreement to be performed or complied with by it.

                (c) To DMD, a copy of the directors' resolution or the minutes of the meeting of the directors of the Company approving the execution and performance of this Agreement.

                (d) All completed Schedules and all Exhibits called for in this Agreement.

        8.3 Conditions Precedent. The obligations of the parties under this Agreement are subject to the satisfaction of the following conditions (in addition to other conditions and terms of this Agreement), unless waived in writing, on or prior to the Closing:

                (a) Representations and Warranties Correct. The representations and warranties of every party contained in this Agreement shall be in all material respects true and correct on and as of the Closing Date as if made on such date.

                (b) Compliance. The Company, DMD and the DMD Holder each shall have performed all covenants and agreements, satisfied all conditions and complied with all other terms and provisions of this Agreement to be respectively performed, satisfied or complied with by it as of the Closing Date.

                (c) No Errors or Misrepresentations. The Company shall not have discovered any material error, misstatement or omission in or failure of any representation or warranty made by any of the other parties, and DMD shall not have discovered any material error, misstatement or omission in or failure of any representation or warranty made by the Company.

                (d) Due Diligence Examination. The Company shall have completed a due diligence examination of DMD satisfactory to the Company covering all books, records, contracts and other documents and all financial affairs of DMD. DMD shall have completed a due diligence examination of the Company satisfactory to DMD covering all books, records, contracts and other documents and all financial affairs of the Company.

                (e) Legal Matters. All legal matters in connection with this Agreement and the consummation of all transactions herein contemplated, and all documents and instruments delivered in connection herewith shall be reasonably satisfactory in form to each party.

                (f) No Litigation or Proceedings. No injunction or restraining order of any federal or state court shall be in effect which prevents the purchase of the Assets or issuance and delivery of the Exchange Shares, and no lawsuit or other proceeding shall have been filed by any person by the Closing Date contesting or attempting to enjoin either action, and no action taken and no law shall have been passed after the date of this Agreement which prevents the Exchange.

        9. OTHER COVENANTS OF THE PARTIES. The parties agree that, prior to the
Closing:

                (a) Effectuation of this Agreement. The parties hereto each will use their best efforts to cause this Agreement and all related agreements to become effective, and all transactions herein and therein contemplated to be consummated, in accordance with its and their terms, to obtain all required consents, waivers and authorizations of governmental entities and other third parties, to make all filings and give all notices to those regulatory authorities or other third parties which may be necessary or reasonably required in order to effect the transactions contemplated in this Agreement, and to comply with all federal, local and state laws, rules and regulations as may be applicable to the contemplated transactions.

                (b) Restriction on Action. The parties each agree that he or it will not do any thing or act prohibited by this Agreement or any related agreement, or fail to do any thing or act which he or it has undertaken to do in this Agreement or any related agreement.

                (c) Access and Information. To the extent each party deems necessary for purposes of this Agreement and the transactions contemplated hereby, DMD and the Company each shall permit the other, its counsel, accountants and other representatives to have full access, upon reasonable notice and during regular business hours, throughout the period prior to Closing, to its equipment, assets, properties, books and records, and will cause to be furnished to the requesting party and its representatives during such period all information it or its representatives may reasonably request.

                (d) No-Shop Provision. DMD and the DMD Holder agree that, from the date hereof until Closing or termination of this Agreement, neither will take any action, directly or indirectly, to solicit indications of interest in, or offers for, any transaction similar to the Exchange or any investment into DMD from anyone other than the Company. DMD agrees promptly to inform the Company of any offers or solicitations for a similar transaction, including the terms thereof, made by any third party, provided, that the foregoing shall not include casual oral offers or solicitations not formally considered by DMD. Violation by DMD of any of the requirements of this paragraph shall constitute a material breach of this Agreement.

                (e) Confidentiality. DMD and the Company covenant that they each will not disclose any confidential information of the other parties, except to its officers, directors, attorneys, accountants, and employees involved in these transactions, and only then on the condition that such individuals not disclose the information disclosed to them. Notwithstanding the foregoing, the terms of this Agreement, or of any of the transactions contemplated hereby, may be disclosed following execution hereof, provided that each party will provide at least twenty-four hours' notice to the other party prior to making the initial public announcement regarding the transaction. In addition, either party may disclose this Agreement or any part hereof to any third party at any time if required to do so by law, this Agreement or other contractual obligation.

        10. SURVIVAL OF COVENANTS AND WARRANTIES.

        10.1 Indemnification by DMD. DMD agrees to defend, indemnify and hold the Company, any subsidiary or affiliate thereof, and its respective successors, officers, directors and controlling persons (the "Indemnified Company Group") harmless from and against any and all losses, liabilities, damages, costs or expenses (including reasonable attorney's fees, penalties and interest) payable to or for the benefit of, or asserted by, any party resulting from, arising out of, or incurred as a result of(a) the breach of any representation made by DMD or the DMD Holder herein or in accordance herewith; (b) the breach of any warranty or covenant made by DMD or the DMD Holder herein or in accordance herewith; or (c) any claim, whether made before or after the date of this Agreement, or any litigation, proceeding or governmental investigation, whether commenced before or after the date of this Agreement, arising out of the business of DMD, or arising out of any act or occurrence, prior to, or any state of facts existing as of the Closing.

        10.2 Survival of Covenants and Warranties. The representations, warranties, covenants and agreements made by DMD on the one hand, and the Company on the other hand, shall survive the Closing and shall be fully enforceable at law or in equity against such other party and its successors and assigns for a period of one year after the Closing Date. Any investigation at any time made by or on behalf of (or any disclosure to) any party hereto shall not diminish in any respect whatsoever its right to rely on the representations and warranties of the other party hereto.

        10.3 Notice of Claims. The Company and DMD each agree to give prompt written notice to the other of any claim against the party giving notice which might give rise to a claim by it against the other party hereto, stating the nature and basis of the claim and the actual or estimated amount thereof.

        11. TERMINATION OF THIS AGREEMENT.

        11.1 Grounds for Termination. This Agreement shall terminate:

                (a) By mutual written consent of the Company and DMD; or

                (b) By DMD or the Company, if:

                        (i) all the conditions precedent to its respective obligations hereunder have not been satisfied or waived prior to the Closing Date, as it may be accelerated or extended, or if DMD Holder refuses to execute this Agreement;

                        (ii) any party shall have defaulted or refused to perform in any material respect under this Agreement, or if the Company or DMD should have reasonable cause to believe there has been a material representation concerning, or failure or breach of, any representation or warranty by the other party, or if it appears that either DMD or the Company has committed any unlawful acts affecting the other party;

                        (iii) the transactions contemplated in this Agreement and related agreements have not been consummated on the Closing Date, as it may be accelerated or extended, OR

                        (iv) either the Company or DMD shall reasonably determine that the transactions contemplated in this Agreement have become inadvisable by reason of the institution or threat by any federal, state or municipal governmental authorities or by other person whatever of a formal investigation or of any action, suit or proceeding of any kind against either or both parties which in one party's reasonable belief is material in light of the other party's business, prospects, properties or financial condition;

        11.2 Manner of Termination. Any termination of this Agreement (other than an automatic termination) shall be made in accordance with the above listed grounds and, if terminated by DMD or the Company, shall be accompanied by a copy of the resolution of the terminating party's board of directors. Written notice of termination shall be given to the other party as required in this Agreement as promptly as is practical under the circumstances. Upon a party's receipt of such termination notice, this Agreement shall terminate and the transactions herein contemplated shall be abandoned without further action by the parties.

        11.3 Survival of Confidentiality Provisions. Upon termination of this Agreement for any reason, (i) the covenants of the parties concerning the confidentiality and proprietary nature of all documents and other information furnished hereunder shall remain in force except as to information which has otherwise become public knowledge, and (ii) each party shall promptly return all documents received from the other party in connection with this Agreement. This Paragraph constitutes a mutual covenant of the parties, and either may judicially enforce it.

        12. MISCELLANEOUS PROVISIONS.

                (a) Assignment. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto without the prior written consent of the party not seeking assignment, and any purported assignment without such consent shall be null and void and of no force or effect. No such assignment shall relieve the assignor of any obligations created under this Agreement.

                (b) Parties in Interest; No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and permitted assigns. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder, except as expressly set forth in this Agreement.

                (c) Entire Agreement. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

                (d) Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Further, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

                (e) Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of all parties contained herein shall survive the Closing, and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of the Company or DMD, as the case may be, and, notwithstanding any provision in this Agreement to the contrary, shall survive the Closing.

                (f) Interpretation. This Agreement shall be governed by and construed under the laws of the State of Colorado and shall be interpreted as if both parties participated equally in its drafting. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. Use of the words "herein", "hereof", "hereto" and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular provision in this Agreement, unless otherwise noted.

                (g) Notice. Any notice or communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by telefax transmission or by delivery by use of a messenger which regularly retains its delivery receipts. Such notice shall be deemed received on the date on which it is delivered to the addressee. For purposes of notice, the addresses of the parties shall be, if to an DMD Holder, sent to DMD for forwarding, and:


If to DMD:          4390 Paletta Ct.                    with a copy to:
                    Burlington, Ontario                 Michael G. Homeier, Esq.
                    Canada L7L 5R2                      Wasserman, Comden &
                    ATTN:  Sumit Majumdar, President       Casselman L.L.P.
                                                        5567 Reseda Blvd., #330
                                                        Tarzana, CA 91356

If to Company:      600 North Pine Island Rd.
                    Plantation FL 33324
                    ATTN: Larry Hunt, President


                (h) No Finders. Each party represents and warrants to the others and agrees that it has not employed or engaged, and will not employ or engage, any person as a finder or broker in connection with the transactions contemplated herein, and that no person is entitled to compensation as a finder or broker. Each party hereby indemnifies the other parties and holds the other parties harmless from and against any claims of any third persons claiming to have acted as a finder or broker in connection with the transactions herein contemplated, and such indemnity shall include all expenses, costs and damages arising from or related to such claims, including reasonable attorneys' fees.

                (i) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

                (j) Prevailing Party (Attorneys' Fees) Clause. In the event of any litigation or proceeding arising as a result of the breach of this Agreement or the failure to perform hereunder, or failure or untruthfulness of any representation or warranty herein, the party or parties prevailing in such litigation or proceeding shall be entitled to collect the costs and expenses of bringing or defending such litigation or proceeding, including reasonable attorneys' fees, from the party or parties not prevailing.

                (k) Relationship of the Parties. Nothing in this Agreement is intended to be construed so as to suggest that the parties hereto are partners or joint venturers, or that any party or its employees is the employee or agent of the other. Neither DMD nor the Company has any express or implied right or authority under this Agreement to assume or create any obligations on behalf of or in the name of the other party to any contract, agreement, arrangement, understanding or undertaking with any third party.

                (l) Schedules, etc. Each Schedule to this Agreement shall be initialed by DMD and the Company, and if provided by DMD Holder then by the DMD Holder. If a Schedule does not apply, it must nonetheless be furnished and marked "not applicable." The information contained in every Schedule shall be updated as necessary as of a date as close as possible to the Closing Date and must be accurate and complete as of the Closing Date. Each party signing this Agreement represents and warrants, to all other parties, by such signature that he has carefully read this Agreement in its entirety and understands the provisions of this Agreement.

                (m) No Advice Given. DMD and the DMD Holder acknowledge and agree that they have neither asked for nor received any legal or tax advice from the Company or its Directors or any other person associated with the Company in regard to this Agreement or the transactions herein contemplated, and have instead relied on advice and counsel furnished by their own legal or other advisers in order to satisfy themselves as to the tax and other legal implications to them of the Exchange and issuance of the Exchange Shares.

                (n) Expenses. Except as otherwise provided in this Agreement, DMD shall bear the fees and expenses incurred in connection with its performance of its obligations as part of the transactions contemplated herein.

                (o) Acknowledgments by DMD Holder. The DMD Holder acknowledges and agrees that his execution of this Agreement shall constitute a written consent in lieu of a meeting of the shareholder of DMD, and that no meeting of or written consent or other action by the shareholder of DMD is necessary to ratify the valid execution and performance of this Agreement and consummation of the Exchange by DMD.

                (p) Condition. This agreement shall be conditional and subject to the final approval of the Board of Directors of Innofone.com Incorporated. Upon execution by all parties of this agreement, Innofone will cause a board of directors meeting to be held in accordance with its bylaws in order to obtain the required approval. Innofone undertakes to use its best efforts to obtain the decision of the board of directors prior to closing.


///


///


///

        IN WITNESS WHEREOF, all parties have executed this Agreement, and DMD and the Company have initialed every preceding page hereof, as of the dates respectively indicated below.


"DMD":                                      "THE COMPANY":

DIGITAL MICRO DISTRIBUTION CANADA, INC.     INNOFONE.COM, INCORPORATED.
An Ontario Corporation                      A Nevada Corporation


By:  /s/ Sumit Majumdar                     By:  /s/ Larry Hunt
     ---------------------------                 ----------------------------
Name:  Sumit Majumdar                       Name:  Larry Hunt
Title:  President                                  Title:  President

DATED: September 10, 2001                   DATED: September 10, 2001


"DMD HOLDER":

/s/ Sumit Majumdar
--------------------------------
Sumit Majumdar, 1 Share

DATED: September 10, 2001

                                  SCHEDULE 4(h)


                                 DMD Taxes Owing


        Payroll and source deduction taxes owing:               $  52,500

        GST taxes owing                                         $  32,900

        Anticipated federal and provincial
             tax owing                                          $ 239,348

                                  SCHEDULE 4(j)


                     DMD Indebtedness to and from Affiliates


        Except as referred to in the liabilities discussion contained on the balance sheet (unaudited) of DMD disclosed to the Company otherwise, the sole indebtedness of DMD to and from affiliates are as follows:


       Due sole shareholder of DMD

                 Sumit Majumdar                             $  7,498


       Due related party

                 Dr. B. Majumdar                            $ 42,741